Exhibit 1.A(3)(b)(ii)

                   FOURTH AMENDMENT TO PARTICIPATION AGREEMENT


         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Insurance Company"), Variable Insurance Products Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

         WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

         WHEREAS, the various Contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

         WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

         NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Fund and the Underwriter agree as follows:

         1. The Participation Agreement is hereby amended by substituting for the original Schedule A an amended Schedule A in the form attached hereto which adds the Variable Last Survivor Universal Life policy to the list of Contracts funded by the Separate Accounts.

Executed this ____ day of May, 1999.

                                      Variable Insurance Products Fund


                                      BY:_____________________________



                                      Security Life of Denver Insurance Company


                                      BY:_____________________________



                                      Fidelity Distributors Corporation


                                      BY:_____________________________








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


                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and                              Contracts Funded
Date Established by Board of Directors                    By Separate Account
--------------------------------------                    -------------------

Security Life Separate Account Al                    o    The Exchequer Variable Annuity
(November 3, 1993)                                        (Flexible Premium Deferred Combination
                                                          Fixed and Variable Annuity Contract)

Security Life Separate Account Ll                    o    First Line (Flexible Premium Variable
(November 3, 1993)                                        Life Insurance Policy)
                                                     o    Strategic Advantage Variable Universal Life
                                                          (Flexible Premium Variable Universal
                                                          Life Insurance Policy)
                                                     o    FirstLine II Variable Universal Life (Flexible
                                                          Premium Variable Life Insurance Policy)
                                                     o    Strategic Advantage II Variable Universal Life
                                                          (Flexible Premium Variable Life Insurance)
                                                     o    Variable Last Survivor Universal Life
                                                          (Flexible Premium Variable Life Insurance)








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